Contacts:
Douglas Pihl MathStar, Inc. info@mathstar.com 503.726.5500	Alexis Pascal Stapleton Communications alexis@stapleton.com 650.470.0200

MathStar Announces Financial Results for Q1 2008

HILLSBORO, Ore., May 8, 2008 -- MathStar, Inc. (NASDAQ: MATH), a fabless semiconductor company specializing in high-performance programmable logic, today announced results for its first quarter of 2008, ended March 31, 2008.

Revenue in the first quarter was $226,000 compared with $313,000 in the fourth quarter and $92,000 in the same period last year.

Net loss in the first quarter was $5,393,000 or $0.12 per share, compared with a net loss of $5,447,000 or $0.26 per share, in the same period last year.

The company has scheduled its first quarter 2008 financial results conference call for Thursday, May 8, 2008 at 1:30 p.m. Pacific time. To listen to the call, please dial 303-205-0055 or 800-257-2182. A replay of the call will be made available on the company's website at http://www.mathstar.com.

About MathStar, Inc.

MathStar is a fabless semiconductor company offering best-in-class, high performance programmable logic solutions. MathStar's Field Programmable Object Array (FPOA) can process arithmetic and logic operations at clock rates at 1 gigahertz, which is up to four times faster than even the most advanced FPGA architectures in many applications. MathStar's Arrix family of FPOAs are high-performance programmable solutions that enable customers in the machine vision, high-performance video, medical imaging, security and surveillance and military markets to rapidly and cost effectively innovate and differentiate their products. FPOAs are available now and are supported by development tools, IP libraries, application notes and technical documentation. For more information, please visit www.mathstar.com.

Statements in this press release, other than historical information, may be "forward-looking" in nature within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management's current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 under the heading "Risk Factors." MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

MathStar, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except per share data)

	December 31, 2007	March 31, 2008

Assets
Current assets
Cash and cash equivalents	$4,339	$3,021
Restricted cash	107	109
Investments in marketable securities - short term	22,200	20,568
Accounts receivable	271	106
Inventory	623	883
Prepaid expenses and other current assets	1,326	1,056
Total current assets	28,866	25,743
Property and equipment, net	557	533
Investments in marketable securities - long term	2,599
Other assets	435	380
Total assets	$32,457	$26,656

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$930	$670
Deferred revenue	162	33
Accrued expenses	1,416	1,356
Total current liabilities	2,508	2,059
Other long term liabilities	453	453
Total liabilities	2,961	2,512

Stockholders’ equity
Preferred stock, $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 90,000 shares authorized; 45,907 and 45,907 shares issued and outstanding at December 31, 2007 and March 31, 2008, respectively	459	459
Additional paid-in capital	155,539	155,673
Accumulated deficit	(126,502)	(131,895)
Accumulated other comprehensive loss	-	(93)
Total stockholders’ equity	29,496	24,144

Total liabilities and stockholders’ equity	$32,457	$26,656

MathStar, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2008

Revenue	$92	$226
Cost of sales	69	291
Gross profit (loss)	23	(65)
Operating expenses:
Research and development	3,125	3,552
Selling, general and administrative	2,462	2,093
	5,587	5,645
Operating loss	(5,564)	(5,710)
Interest income	119	280

Other income, net	(2)	37

Net loss	$(5,447)	$(5,393)

Basic and diluted loss per share	$(0.26)	$(0.12)
Weighted average basic and diluted shares outstanding	20,897	45,907